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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Supplemental Stock Option Plan of DepoTech Corporation of our report dated January 29, 1997, with respect to the financial statements of DepoTech Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP

San Diego, California
December 15, 1997